EXHIBIT 32

CERTIFICATIONS
PURSUANT TO 18 USC SECTION 1350
AS ADOPTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Mohammad Abu-Ghazaleh and Richard Contreras, as Chief Executive Officer and Chief Financial Officer, respectively, of Fresh Del Monte Produce Inc. (the “Company”), hereby certify, pursuant to 18 U.S.C. § 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)
the accompanying Quarterly Report on Form 10-Q for the period ending September 29, 2017, as filed with the U.S. Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 31, 2017	By:	/s/ Mohammad Abu-Ghazaleh
		Name:	Mohammad Abu-Ghazaleh
		Title:	Chairman and Chief Executive Officer

Date:	October 31, 2017	By:	/s/ Richard Contreras
		Name:	Richard Contreras
		Title:	Senior Vice President and Chief Financial Officer

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the United States Securities and Exchange Commission or its staff upon request.